Exhibit 1

VOTING AND STOCKHOLDER AGREEMENT

AMONG

JAY L. SCHOTTENSTEIN,

ANN S. DESHE,

SUSAN S. DIAMOND

AND

THE ADDITIONAL PARTIES NAMED HEREIN

______________________________

Dated as of September 16, 2011

______________________________

TABLE OF CONTENTS

ARTICLE I

TRANSFER RESTRICTIONS

Section 1.1 General Transfer Restrictions - Page 2
Section 1.2 Permitted Transfers - Page 3
Section 1.3 Volume Limitations  - Page 4
Section 1.4 Legend  - Page 5

ARTICLE II
Right of First Offer

Section 2.1 Right of First Offer as to AEO and Public REIT Shares - Page 6
Section 2.2 Right of First Offer as to DSW B Shares  - Page 8
Section 2.3 Jay Schottenstein Group Representative - Page 9

ARTICLE III
VOTING CONTROL

Section 3.1 Irrevocable Proxy as to Public Shares  - Page 9
Section 3.2 Irrevocable Proxy as to LLC Units - Page 10

ARTICLE IV
MISCELLANEOUS

Section 4.1 Conflicting Agreements  - Page 10
Section 4.2 Termination- Page 10
Section 4.3 Ownership Information - Page 10
Section 4.4 Savings Clause - Page 11
Section 4.5 Modification/Waiver - Page 11
Section 4.6 Severability - Page 11
Section 4.7 Entire Agreement - Page 11
Section 4.8 Successors and Assigns - Page 11
Section 4.9 Counterparts - Page 11
Section 4.10 Remedies - Page 11
Section 4.11 Notices - Page 12
Section 4.12 Governing Law - Page 13
Section 4.13 Consent to Jurisdiction - Page 13
Section 4.14 Interpretation - Page 14

i

INDEX OF DEFINED TERMS

90-Day Period - Page 7
AEO - Page 1
AEO Shares - Page 1
Affiliate - Page 3
Agreement - Page 1
Ann Deshe - Page 1
control - Page 3
controlled - Page 3
controlling - Page 3
Deshe Representative - Page 4
Deshe Stockholders - Page 4
Deshe/Diamond Family Trusts- Page 1
Deshe/Diamond Group- Page 1
Deshe/Diamond Representative- Page 4
Deshe/Diamond Stockholders- Page 1
Diamond Representative- Page 4
Diamond Stockholders- Page 4
DSW- Page 1
DSW A Shares- Page 1
DSW B Shares- Page 1
Exercise Period - Page 7
Family Trusts- Page 15
Jay Schottenstein - Page 1
LLC Units - Page 1
NEWCO - Page 1
Offered DSW B Shares - Page 8
Offered Price - Page 7
Offered Shares - Page 7
Parties - Page 1
Party - Page 1
Permitted Transferees - Page 3
Person - Page 3
Public Company - Page 2
Public REIT Shares - Page 1
Public Shares- Page 1
Receiving Agent - Page 1
ROFO Notice - Page 7
ROFO Response - Page 7
SEI - Page 1
Separation Agreement - Page 1
SRVI - Page 1
Susan Diamond - Page 1

ii

Transfer - Page 2
Transfer Agent - Page 6
Transferee - Page 3
Transferred - Page 3
Transferring - Page 3

iii

VOTING AND STOCKHOLDER AGREEMENT

This VOTING AND STOCKHOLDER AGREEMENT is dated as of September 16, 2011 (this "Agreement"), among Jay L. Schottenstein ("Jay Schottenstein"), in each of the capacities listed on Exhibit A attached hereto, and his lineal descendants, Ann S. Deshe ("Ann Deshe") and Susan S. Diamond ("Susan Diamond"), and each of their respective lineal descendants and spouses, in each of the capacities listed on Exhibit B attached hereto (collectively, with Ann Deshe and Susan Diamond, the "Deshe/Diamond Group") and Receiving Agent LLC, a Delaware limited liability company (the "Receiving Agent"). Each of the foregoing individuals, trustees, trust beneficiaries and entity are sometimes referred to herein individually as a "Party" and collectively as the "Parties.

WHEREAS, the Parties (other than the Receiving Agent) are parties to a Settlement and Separation Agreement, dated as of August 15, 2011 (the "Separation Agreement");

WHEREAS, the capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Separation Agreement;

WHEREAS, Section 2.5 of the Separation Agreement requires each of the members of the Deshe/Diamond Group, each of the trusts listed on Exhibit C attached hereto (the "Deshe/Diamond Family Trusts") of which the members of the Deshe/Diamond Group are trustees or beneficiaries and that holds Public Shares (as defined below), Deshe Jubilee LLC, an Ohio limited liability company and the members thereof, and Diamond Jubilee LLC, an Ohio limited liability company and the members thereof (the foregoing Parties, the "Deshe/Diamond Stockholders") to enter into, execute and deliver at the Redemption Closing a voting and stockholder agreement with Jay Schottenstein with respect to (i) the Public Shares being transferred to the Deshe/Diamond Stockholders in connection with any Schottenstein Redemption or the REIT IPO, (ii) any DSW Shares acquired as a result of the exercise of the DSW Warrants and (iii) the limited liability company interests (the "LLC Units") in Schottenstein Realty LLC, a Delaware limited liability company ("NEWCO");

WHEREAS, the term "Public Shares" means (i) the shares of Class A and Class B common shares received by the Deshe/Diamond Group in redemption of SEI, Inc., a Nevada corporation ("SEI") and Schottenstein RVI, LLC, a Delaware limited liability company ("SRVI") pursuant to the Separation Agreement (the "DSW A Shares" and the "DSW B Shares" respectively), no par value per share, of DSW, Inc., a Delaware corporation ("DSW"), (ii) the shares of common stock, par value $0.01 per share, of American Eagle Outfitters, Inc., a Delaware corporation ("AEO") received by the Deshe/Diamond Group in redemption of SEI and SRVI pursuant to the Separation Agreement ("AEO Shares"), (iii) the DSW Warrants and (iv) in the event of the REIT IPO, the shares of the REIT (the "Public REIT Shares");

WHEREAS, the Separation Agreement provides that delivery of the Aggregate Consideration, including the transfer of the Public Shares, to members of the Deshe/Diamond Group and trusts for the benefit thereof will be made to a receiving agent selected by the Deshe/Diamond Representatives and the Deshe/Diamond Representatives have caused to be formed the Receiving Agent to act as receiving agent and to hold in its name stocks, notes and other securities and property as nominee for each of the Deshe/Diamond Stockholders as are entitled to receive consideration pursuant to the terms and conditions of the Separation Agreement; and

WHEREAS, for a period of time following the Redemption Closing, the Receiving Agent will hold Public Shares and DSW Warrants on behalf of the Deshe/Diamond Stockholders.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

TRANSFER RESTRICTIONS

Section 1.1 General Transfer Restrictions .

(a) The right of the Deshe/Diamond Stockholders to Transfer (as defined below in this Section 1.1) any Public Shares is subject to the restrictions set forth in this Article I and in Article II, and no Transfer of Public Shares by the Deshe/Diamond Stockholders may be effected except in compliance with this Article I. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of DSW or AEO, as applicable (each, a "Public Company"). For purposes of this Agreement, the Parties acknowledge and agree that the Receiving Agent shall be deemed to be a member of the Deshe/Diamond Group and a Deshe/Diamond Stockholder for so long as the Receiving Agent holds any Public Shares on behalf of the Deshe/Diamond Stockholders and that the sole members of the Receiving Agent are David Deshe and Jillian Diamond.

(b) "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Public Shares or any interest in any Public Shares. For purposes of this Agreement, the term Transfer shall include the transfer (including by way of sale, disposition or any other means) of an Affiliate of the Deshe/Diamond Stockholders or the Deshe/Diamond Stockholders' interest in an Affiliate which owns Public

Shares. "Transferring," "Transferee," "Transferred," or similar words shall have correlative meanings to "Transfer."

(c) "Affiliate" means, with respect to any Person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, as trustee or executor, by contract or any other means, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. As used in this Agreement, the term "Person" means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

Section 1.2 Permitted Transfers

(a) (x) The Deshe/Diamond Stockholders shall be permitted to make Transfers to (i) one or more of the immediate family members of such Transferring Deshe/Diamond Stockholder, (ii) one or more trusts for the benefit of such Deshe/Diamond Stockholder or any other person who would otherwise be a Permitted Transferee of such transferor, (iii) any partnership or limited liability company, all equity or similar interests in which are held by such Deshe/Diamond Stockholder or any other person who would otherwise be a Permitted Transferee of such transferor, or (iv) Jay Schottenstein or Jean Schottenstein or trusts of which he or she is a trustee, and (y) the Receiving Agent shall be permitted to make Transfers to any of the Deshe/Diamond Stockholders (collectively clauses (x) and (y), the "Permitted Transferees"); provided that prior to such Transfer, the Transferee shall execute a counterpart signature page to this Agreement stating that it agrees to be bound by the terms of this Agreement to the extent such Transferee has not already executed this Agreement. The Deshe/Diamond Stockholders shall be permitted to make Transfers (x) constituting a distribution under the terms of any trust to the existing beneficiaries of such trust or spouses or descendants of such beneficiaries or any other person who would otherwise be a Permitted Transferee of such transferor and (y) pursuant to a merger, tender offer or exchange offer or other business combination, acquisition or similar transaction involving the Public Company, provided that such transaction has been approved by the Board of Directors of such Public Company.

(b) Any conversion of DSW B Shares into DSW A Shares shall be deemed a Transfer for the purposes of this Agreement. The Deshe/Diamond Stockholders shall be permitted to exercise DSW Warrants (subject to compliance with Section 2.3(c) of the Separation Agreement) provided that the DSW Warrants are exercised for DSW B Shares only, in which case the DSW B Shares acquired as a result of such exercise shall be subject to the terms of this Agreement. For the avoidance of doubt, any exercise of the DSW Warrants into DSW B Shares shall not be deemed a Transfer for the purposes of this Agreement.

Section 1.3 Volume Limitations.

(a) The Deshe/Diamond Stockholders that are members or Affiliates of the Deshe family (and in the case of the Receiving Agent, only with respect to the shares held on behalf of the Deshe family) (the "Deshe Stockholders") and the Deshe/Diamond Stockholders that are members or Affiliates of the Diamond Family (and in the case of the Receiving Agent, only with respect to the shares held on behalf of the Diamond family) (the "Diamond Stockholders") shall each be permitted to enter into sales of DSW A Shares, provided that the aggregate number of DSW A Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any year does not exceed in the aggregate, with respect to each group, 10% of the total number of DSW A Shares and DSW B Shares owned by all Deshe/Diamond Stockholders as a group as of the Redemption Closing Date and provided further that the number of DSW A Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any three-month period does not exceed, with respect to each group, 0.5% of the total number of DSW A Shares and DSW B Shares then outstanding.

(b) The Deshe Stockholders and the Diamond Stockholders shall each be permitted to enter into sales of AEO Shares, provided that the aggregate number of AEO Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any year does not exceed in the aggregate, with respect to each group, 16.665% of the total number of AEO Shares owned by all Deshe/Diamond Stockholders as a group as of the Redemption Closing Date and provided further that the number of AEO Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any three-month period does not exceed, with respect to each group, 0.5% of the total number of AEO Shares then outstanding.

(c) The Deshe Stockholders and the Diamond Stockholders shall each be permitted to enter into sales of Public REIT Shares, provided that the aggregate number of Public REIT Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any year does not exceed in the aggregate, with respect to each group, 10% of the total number of Public REIT Shares owned by all Deshe/Diamond Stockholders as a group as of the Redemption Closing Date and provided further that the number of Public REIT Shares sold by the Deshe Stockholders as a group and the Diamond Stockholders as a group in any three-month period does not exceed, with respect to each group, 0.5% of the total number of Public REIT Shares then outstanding; and provided further that in no event shall the Deshe/Diamond Stockholders sell Public REIT Shares in excess of what is permitted to be sold pursuant to the underwriters' direction.

(d) All of the Deshe Stockholders shall act together as a group and shall designate David Deshe to serve as the authorized representative of the Deshe Stockholders (the "Deshe Representative"). All of the Diamond Stockholders shall act together as a group and shall designate Jillian Diamond to serve as the authorized representative of the Diamond Stockholders (the "Diamond Representative"). The "Deshe/Diamond Representative" means the Deshe Representative or the Diamond Representative, as applicable. The Deshe Representative and the Diamond Representative shall monitor compliance with the volume limitations set forth in this Section 1.3 and shall receive notices and take actions on behalf of the members of the Deshe Stockholders and the Diamond Stockholders, respectively, under this Agreement and the other Parties hereto shall be entitled to rely on such designation and to deal with the Deshe/Diamond Representative with respect to matters under this Agreement.

(e) The volume limitations under this Section 1.3 shall terminate on the fifth anniversary date of this Agreement.

Section 1.4 Legend

(a) The Parties shall cause each certificate representing the DSW A Shares and the AEO Shares, or in the case of a destroyed, lost or stolen certificate representing the DSW A Shares or AEO Shares, as the case may be, a new replacement certificate of like tenor and principal amount issued to such Deshe/Diamond Stockholder, to bear the following legend on the face thereof:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR HYPOTHECATION OF THE SECURITIES AND OTHER LIMITATIONS REGARDING THE VOTING RIGHTS ASSOCIATED WITH THE SECURITIES, ALL AS SET FORTH IN THE VOTING AND STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 16, 2011, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

(b) The Parties shall cause each certificate representing the DSW B Shares or the Public REIT Shares, or in the case of a destroyed, lost or stolen certificate representing the DSW B Shares or the Public REIT Shares, as the case may be, a new replacement certificate of like tenor and principal amount issued to such Deshe/Diamond Stockholder, to bear the following legend on the face thereof:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR HYPOTHECATION OF THE SECURITIES AND OTHER LIMITATIONS REGARDING THE VOTING RIGHTS ASSOCIATED WITH THE SECURITIES, ALL AS SET FORTH IN THE VOTING AND STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 16, 2011, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED

OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

Any failure to cause the certificates evidencing the Public Shares to bear the legends required by this Section 1.4 shall not affect the validity or enforcement of this Agreement.

(c) The legend referred to in Section 1.4(a) and the first paragraph of the legend referred to in Section 1.4(b), as applicable, shall be removed from the applicable certificates or book-entry by the transfer agent for such shares (the "Transfer Agent") upon delivery by the applicable Deshe/Diamond Representative to the Transfer Agent of a notice (i) setting forth the request t o remove the legend from a specified number of shares, (ii) certifying that the Deshe Stockholders or the Diamond Stockholders, as applicable, have been in compliance with the applicable provisions of this Agreement, (iii) undertaking, on behalf of the Deshe stockholders or the Diamond Stockholders, as applicable, that such stockholders shall continue to comply with the applicable provisions of this Agreement, and (iv) containing proof of delivery of a similar notice with respect to items (i), (ii) and (iii) above to Jay Schottenstein at or shortly prior to the time of delivery of the notice to the Transfer Agent; provided, however, that the legend shall not be removed if within two Business Days from the date of delivery of the notice to Jay Schottenstein, Jay Schottenstein delivers written notice to the Transfer Agent and the applicable Deshe/Diamond Representative that he has a good faith, reasonable basis to believe that the certification as to compliance with the applicable provisions of this Agreement is not true and accurate.

(d) Notwithstanding Section 1.4(c), the legend referred to in Section 1.4(a) and the first paragraph of the legend referred to in Section 1.4(b), as applicable, shall be removed from the certificates for all Public Shares by the Transfer Agent on the fifth anniversary date of this Agreement.

(e) The second paragraph of the legend referred to in section 1.4(b) shall be removed by the Transfer Agent upon the applicable Public Shares becoming subject to an effective registration statement under the Securities Act of 1933, as amended, or at such time as the applicable Public Shares may be sold free from registration under Rule 144.

ARTICLE II
RIGHT OF FIRST OFFER

Section 2.1 Right of First Offer as to AEO and Public REIT Shares.  Subject to Section 2.1(e), if one or more of the Deshe/Diamond Stockholders proposes to Transfer AEO Shares or Public REIT Shares, as the case may be, to any Person other than a Permitted Transferee, the Deshe/Diamond Representative shall comply with the provisions of this Section 2.1 prior to consummating any such Transfer.

(a) ROFO Notice. The Deshe/Diamond Representative shall deliver written notice to Jay Schottenstein (a "ROFO Notice") that the Deshe Stockholders or the Diamond Stockholders, as applicable, wish to sell such number of AEO Shares or Public REIT Shares set forth in the ROFO Notice (the "Offered Shares"); provided that with respect to AEO, more than 90 days shall have passed since the delivery of any prior ROFO Notice with respect to AEO Shares, and with respect to the Public REIT, more than 90 days shall have passed since the delivery of any prior ROFO Notice with respect to Public REIT Shares.

(b) ROFO Response. Within 72 hours after receipt of a ROFO Notice, Jay Schottenstein shall deliver to the Deshe/Diamond Representative a written response (the "ROFO Response") setting forth the price (the "Offered Price") at which he or any member of the Jay Schottenstein Group is offering to purchase the Offered Shares. In the event a ROFO Notice is delivered during a blackout period with respect to the Public REIT, the response period with respect to the ROFO Notice shall be tolled until the blackout period has ended and in the event a ROFO Notice is delivered during a blackout period with respect to AEO, the response period shall be tolled if such blackout period relates to a regular quarterly earnings blackout period (such period in either case, the "Exercise Period"); provided that in the case of the Public REIT, if the blackout period does not relate to a regular quarterly earnings blackout period and such blackout period remains in effect through the end of the year in which the ROFO Notice is delivered, the shares in respect of such ROFO Notice may be sold the following year and shall not be counted towards the 10% annual volume limitations under Section 1.3. If Jay Schottenstein declines to exercise his right of first offer by written notice or fails to respond to the Deshe/Diamond Representative by the end of the Exercise Period, the Deshe/Diamond Stockholders may sell the Offered Shares in the open market at any price, but subject to the volume limitations set forth in Section 1.3. If the Offered Shares are not sold within ninety (90) days of the ROFO Notice (the "90-Day Period"), the Offered Shares shall again be subject to the right of first offer pursuant to this Section 2.1.

(c) Acceptance or Rejection of Offered Price. In the event Jay Schottenstein delivers a ROFO Response to the Deshe/Diamond Representative, within 24 hours of receipt of the ROFO Response, the Deshe/Diamond Representative shall either accept or reject the ROFO Response. If no written notice of acceptance or rejection is delivered to Jay Schottenstein within such 24-hour period, the Deshe/Diamond Representative shall be deemed to have rejected the ROFO Response.

  In the event the Deshe/Diamond Representative accepts the ROFO Response within the 24-hour period, the closing of the Transfer of the Offered Shares shall take place within three business days of such written notice of acceptance.
  In the event the Deshe/Diamond Representative rejects (or is deemed to have rejected) the ROFO Response, the Deshe Stockholders or the Diamond Stockholders, as applicable, may sell the Offered Shares in the open market but only at a price greater than the Offered Price and subject to the volume limitations set forth in Section 1.3. If the Offered Shares are not sold within the 90-Day Period, the Offered Shares shall again be subject to the right of first offer pursuant to this Section 2.1.

(d) Term. The right of first offer under this Section 2.1 shall terminate on the fifth anniversary date of this Agreement.

(e) Exception. For purposes of this Section 2.1, the right of first offer shall not apply to any Public Shares directly or indirectly owned by Jacob Diamond or any trusts of which he is a beneficiary.

Section 2.2 Right of First Offer as to DSW B Shares.  Subject to Section 2.2(e), if one or more of the Deshe Stockholders or one or more of the Diamond Stockholders, as applicable, proposes to Transfer DSW B Shares to any Person, the Deshe/Diamond Representative shall comply with the provisions of this Section 2.2 prior to consummating any such Transfer; provided, however that the Deshe Stockholders or the Diamond Stockholders, as applicable, shall not be permitted to propose any Transfer of DSW B Shares pursuant to this Section 2.2 while any DSW A Shares that are subject to this Agreement continue to be held by the Deshe Stockholders or the Diamond Stockholders, as applicable.

(a) ROFO Notice. The Deshe/Diamond Representative shall deliver a ROFO Notice that the Deshe Stockholders or the Diamond Stockholders, as applicable, wish to sell such number of DSW B Shares set forth in the ROFO Notice (the "Offered DSW B Shares"); provided that more than 90 days shall have passed since the delivery of any prior ROFO Notice relating to DSW B Shares.

(b) ROFO Response. Within 72 hours after receipt of the ROFO Notice, Jay Schottenstein shall deliver to the Deshe/Diamond Representative a ROFO Response setting forth an Offered Price at which he or any member of the Jay Schottenstein Group is offering to purchase the Offered DSW B Shares; provided, however that in the event the ROFO Notice is delivered during a blackout period with respect to DSW, the response period shall be tolled for the Exercise Period; provided, further, however, that in the case of DSW, if the blackout period remains in effect to the end of the year in which the ROFO Notice is delivered, the shares in respect of such ROFO Notice, may be sold the following year and shall not be counted toward the 10% annual volume limitation. If Jay Schottenstein declines to exercise his right of first offer by written notice or fails to respond to the Deshe/Diamond Representative by the end of the Exercise Period, the Deshe Stockholders or the Diamond Stockholders, as applicable, may convert the Offered DSW B Shares into DSW A Shares and sell such shares in the open market at any price, but subject to the volume limitations set forth in Section 1.3. If the Offered DSW B Shares are not converted and sold pursuant to this Section 2.2 within the 90-Day Period, the Offered DSW B Shares shall again be subject to the right of first offer pursuant to this Section 2.2.

(c) Acceptance or Rejection of Offered Price. In the event Jay Schottenstein delivers a ROFO Response to the Deshe/Diamond Representative, within 24 hours of receipt of the ROFO Response, the Deshe/Diamond Representative shall either accept or reject the ROFO Response. If no written notice of acceptance or rejection is delivered to Jay Schottenstein within such 24-hour period, the Deshe/Diamond Representative shall be deemed to have rejected the ROFO Response.

  In the event the Deshe/Diamond Representative accepts the ROFO Response within the 24-hour period, the closing of the Transfer of the Offered DSW B Shares shall take place within three business days of such written notice of acceptance.
  In the event the Deshe/Diamond Representative rejects (or is deemed to have rejected) the ROFO Response, the Deshe Stockholders or the Diamond Stockholders, as applicable, may convert the Offered DSW B Shares into DSW A Shares and sell such shares in the open market but only at a price greater than the Offered Price and subject to the volume limitations set forth in Section 1.3. If the Offered DSW B Shares are not converted and sold within the 90-Day Period, the Offered DSW B Shares shall again be subject to the right of first offer pursuant to this Section 2.2.

(d) Term. The right of first offer under this Section 2.2 shall terminate on the fifth anniversary date of this Agreement.

(e) Exception. For purposes of this Section 2.2, the right of first offer shall not apply to any DSW B Shares directly or indirectly owned by Jacob Diamond or any trusts of which he is a beneficiary.

Section 2.3 Jay Schottenstein Group Representative.  For purposes of this Agreement, Jay Schottenstein shall be the authorized representative of the Jay Schottenstein Group and shall receive notices and take actions on behalf of the members of the Jay Schottenstein Group under this Agreement and the other Parties hereto shall be entitled to rely on such designation and to deal with Jay Schottenstein with respect to matters under this Agreement. In the event of the death, incapacity or resignation of Jay Schottenstein, Joseph Schottenstein shall be the authorized representative of the Jay Schottenstein Group, and in the event of the death, incapacity or resignation of Joseph Schottenstein, Jonathan Schottenstein shall be the authorized representative of the Jay Schottenstein Group and in the event of the death, incapacity or resignation of Jonathan Schottenstein, Jeffrey Schottenstein shall be the authorized representative of the Jay Schottenstein Group.

ARTICLE III
VOTING CONTROL

Section 3.1 Irrevocable Proxy as to Public Shares.  Each Deshe/Diamond Stockholder hereby irrevocably appoints Jay Schottenstein and any subsequent authorized representative of the Jay Schottenstein Group to act as such Deshe/Diamond Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, with respect to all Public Shares owned of record by such Deshe/Diamond Stockholder as of the date of this Agreement, to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to such Public Shares) of such Deshe/Diamond Stockholder at any annual, special or adjourned meeting of the stockholders of the applicable Public Company and in every written consent in lieu of such meeting, with respect to all matters as fully, to the same extent and with the same effect as the Deshe/Diamond Stockholder, under any applicable laws or regulations governing the rights and powers of the holders of the Public Shares in connection with the taking of any action. This irrevocable proxy granted hereby shall be of an indefinite term. Each Deshe/Diamond Stockholder affirms that this irrevocable proxy is coupled with an interest in the respective Public Company.

Section 3.2  Irrevocable Proxy as to LLC Units.  Each Deshe/Diamond Stockholder hereby irrevocably appoints Jay Schottenstein and any subsequent authorized representative of the Jay Schottenstein Group to act as such Deshe/Diamond Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, with respect to all LLC Units owned of record by such Deshe/Diamond Stockholder as of the date of this Agreement, to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to such LLC Units) of such Deshe/Diamond Stockholder at any annual, special or adjourned meeting of the members of NEWCO and in every written consent in lieu of such meeting, with respect to all matters as fully, to the same extent and with the same effect as the Deshe/Diamond Stockholder, under any applicable laws or regulations governing the rights and powers of the holders of LLC Units in connection with the taking of any action. This irrevocable proxy granted hereby shall be of an indefinite term. Each Deshe/Diamond Stockholder affirms that this irrevocable proxy is coupled with an interest in NEWCO.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Conflicting Agreements.  Each Party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 4.2 Termination.  The provisions of this Agreement relating to a Public Company shall terminate upon a Change of Control (as defined below) of such Public Company. The term "Change of Control" means a transaction which, if consummated, would result in a person other than Jay Schottenstein or an Affiliate of Jay Schottenstein becoming the beneficial owner of more than fifty percent (50%) of the equity interests in such Public Company.

Section 4.3 Ownership Information.  For purposes of this Agreement, all determinations of the amount of outstanding Public Shares shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the applicable Public Company with the Securities and Exchange Commission, unless the Public Company shall have updated such information by delivery of written notice to the Deshe/Diamond Stockholders.

Section 4.4 Savings Clause.  No provision of this Agreement shall be construed to require any Party or its Affiliates to take any action that would violate any applicable law.

Section 4.5 Modification/Waiver.  No amendment, modification or waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement by any Party hereto shall be effective unless the same shall be in writing and signed by all the Parties to this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 4.6 Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 4.7 Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the Separation Agreement together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto or delivered in connection herewith or therewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Deshe/Diamond Stockholders under any other agreement with the Parties, the terms of this Agreement shall govern.

Section 4.8 Successors and Assigns.  Except as expressly provided for in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors (including any executor or administrator of a Party's estate) and permitted assigns.

Section 4.9 Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 4.10 Remedies.

(a) Each Party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, a non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in the Probate Court in Franklin County, Ohio in the Schottenstein Litigation (as defined in the Settlement Agreement) enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 4.11 Notices.  All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to Jay Schottenstein or the Jay Schottenstein Group:

c/o Schottenstein Stores Corporation
4300 East Fifth Avenue
Columbus, Ohio 43219
Facsimile: (614) 443-0972
Attention: Jay L. Schottenstein

with a copy (which shall not constitute notice) to:

Zeiger, Tigges and Little LLP
3500 Huntington Center
41 South High Street
Columbus, Ohio 43215
Facsimile: (614) 365-7900
Attention: John W. Zeiger

If to the Deshe/Diamond Stockholders:

c/o Safe Auto Insurance Company
4 Easton Oval
Columbus, Ohio 43219
Facsimile: (614) 554-5650
Attention: Ann S. Deshe and Susan S. Diamond

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606-5096
Facsimile: (312) 984-7700
Attention: David A. Baker

All such notices or communications required to be delivered pursuant to this Agreement shall be delivered by a recognized next-day courier service and shall be deemed received on the first business day following the date of dispatch.

Section 4.12 Governing Law.  THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES THEREOF.

Section 4.13 Consent to Jurisdiction.  Each Party to this Agreement, by its execution hereof, hereby:

(a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Probate Court in Franklin County, Ohio in the Schottenstein Litigation for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such action brought in the above-named court should be dismissed on grounds of forum non conveniens, should be transferred to any court other than the above-named court, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and

(c) agrees not to commence any such action other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than the above-named court whether on the grounds of forum non conveniens or otherwise.

Section 4.14 Interpretation.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ANN S. DESHE, individually, as Co-Manager of Deshe Jubilee LLC and as trustee, successor trustee or beneficiary of the trusts set forth on Exhibit D (the "Family Trusts") of which she is trustee, successor trustee or beneficiary

/s/ Ann S. Deshe

ARI DESHE, individually, as Co-Manager of Deshe Jubilee LLC and as trustee of The Daniel Matthew Deshe 1998 Irrevocable Trust, The Dara Lauren Deshe 1998 Irrevocable Trust, The David Scott Deshe 1998 Irrevocable Trust and The Elie Michael Deshe 1998 Irrevocable Trust

/s/ Ari Deshe

DANIEL DESHE, individually, as beneficiary of the Family Trusts of which he is a beneficiary and as representative of each of his minor and unborn children

/s/ Daniel Deshe

DARA DESHE, individually, as beneficiary of the Family Trusts of which she is a beneficiary and as representative of each of her minor and unborn children

/s/ Dara Deshe

DAVID DESHE, individually, as beneficiary of the Family Trusts of which he is a beneficiary and as representative of each of his minor and unborn children

/s/ David Deshe

ELIE DESHE, individually, as beneficiary of the Family Trusts of which he is a beneficiary and as representative of each of his minor and unborn children

/s/ Elie Deshe

SUSAN S. DIAMOND, individually, as Co-Manager of Diamond Jubilee LLC and as trustee, successor trustee or beneficiary of the Family Trusts of which she is trustee, successor trustee or beneficiary

/s/ Susan S. Diamond

JON DIAMOND, individually, as Co-Manager of Diamond Jubilee LLC and as trustee of The Jacob Diamond 1998 Irrevocable Trust

/s/ Jon Diamond

JACOB DIAMOND, individually, as beneficiary of the Family Trusts of which he is a beneficiary and as representative of each of his minor and unborn children

/s/ Jacob Diamond

JILLIAN DIAMOND, individually, as beneficiary of the Family Trusts of which she is a beneficiary and as representative of each of her minor and unborn children

/s/ Jillian Diamond

JOSHUA DIAMOND, individually, as beneficiary of the Family Trusts of which he is a beneficiary and as representative of each of his minor and unborn children

/s/ Joshua Diamond

DESHE JUBILEE LLC

By: Ann S. Deshe, as Co-Manager

/s/ Ann S. Deshe

By: Ari Deshe, as Co-Manager

/s/ Ari Deshe

DIAMOND JUBILEE LLC

By: Susan S. Diamond, as Co-Manager

/s/ Susan S. Diamond

By: Jon Diamond, as Co-Manager

/s/ Jon Diamond

RECEIVING AGENT LLC

By: /s/ David Deshe
David Deshe, Member

By: /s/ Jillian Diamond
Jillian Diamond, Member

JAY L. SCHOTTENSTEIN, individually, as an officer, director, agent, manager and/or partner of each of the Redeeming Companies and as trustee, successor trustee or beneficiary of the Family Trusts of which he is trustee, successor trustee or beneficiary

/s/ Jay L. Schottenstein

EXHIBIT A

CAPACITIES OF JAY SCHOTTENSTEIN

Jay Schottenstein,

    individually;
    as an officer, director, agent, manager and/or partner of each of Schottenstein Stores Corporation, American Signature, Inc., SEI, Inc., Schottenstein RVI, LLC, Moler, Inc., Schottenstein Professional Asset Management Corporation, Jubilee Limited Partnership, Schottenstein Property Group, SB Capital Group LLC, Schottenstein Bernstein Corporation, each of the entities listed on Exhibit C and each of their subsidiaries and affiliates; and
    as trustee and/or beneficiary of each of the Family Trusts listed on Exhibit D and any other trust that holds any interests, directly or indirectly, in any of the entities identified in clause (ii) above.

EXHIBIT B

DESHE/DIAMOND GROUP

Daniel Deshe, (i) individually, (ii) as beneficiary of the Family Trusts of which he is a beneficiary and (iii) as representative of each of his minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Dara Deshe, (i) individually, (ii) as beneficiary of the Family Trusts of which she is a beneficiary and (iii) as representative of each of her minor and unborn children in their capacities as beneficiaries of the Family Trusts.

David Deshe, (i) individually, (ii) as beneficiary of the Family Trusts of which he is a beneficiary and (iii) as representative of each of his minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Elie Deshe, (i) individually, (ii) as beneficiary of the Family Trusts of which he is a beneficiary and (iii) as representative of each of his minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Ann Deshe, (i) individually, (ii) as Co-Manager of Deshe Jubilee LLC and (iii) as trustee, successor trustee or beneficiary of the Family Trusts of which she is trustee or beneficiary.

Ari Deshe, (i) individually, (ii) as Co-Manager of Deshe Jubilee LLC and (iii) as trustee of The Daniel Matthew Deshe 1998 Irrevocable Trust, The Dara Lauren Deshe 1998 Irrevocable Trust, The David Scott Deshe 1998 Irrevocable Trust and The Elie Michael Deshe 1998 Irrevocable Trust.

Jacob Diamond, (i) individually, (ii) as beneficiary of the Family Trusts of which he is a beneficiary and (iii) as representative of each of his minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Jillian Diamond, (i) individually, (ii) as beneficiary of the Family Trusts of which she is a beneficiary and (iii) as representative of each of her minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Joshua Diamond, (i) individually and (ii) as beneficiary of the Family Trusts of which he is a beneficiary and (iii) as representative of each of his minor and unborn children in their capacities as beneficiaries of the Family Trusts.

Susan Diamond, (i) individually, (ii) as Co-Manager of Diamond Jubilee LLC and (iii) as trustee, successor trustee or beneficiary of the Family Trusts of which she is trustee or beneficiary.

Jon Diamond, (i) individually, (ii) as Co-Manager of Diamond Jubilee LLC and (iii) as trustee of The Jacob Diamond 1998 Irrevocable Trust.

Deshe Jubilee LLC

Diamond Jubilee LLC

EXHIBIT C

DESHE/DIAMOND FAMILY TRUSTS

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #4

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #5

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #6

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #7

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #8

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #9

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #10

The Saul Schottenstein 1984-2011 Trust #4

The Saul Schottenstein 1984-2011 Trust #5

The Saul Schottenstein 1984-2011 Trust #6

The Saul Schottenstein 1984-2011 Trust #7

The Saul Schottenstein 1984-2011 Trust #8

The Saul Schottenstein 1984-2011 Trust #9

The Saul Schottenstein 1984-2011 Trust #10

Saul Schottenstein 2002 Trust No. 2

Saul Schottenstein 2002 Trust No. 3

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #4

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #5

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #6

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #7

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #8

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #9

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #10

Jerome Schottenstein Subchapter S Trust No. 4

Jerome Schottenstein Subchapter S Trust No. 5

Jerome Schottenstein Subchapter S Trust No. 6

Jerome Schottenstein Subchapter S Trust No. 7

Jerome Schottenstein Subchapter S Trust No. 8

Jerome Schottenstein Subchapter S Trust No. 9

Jerome Schottenstein Subchapter S Trust No. 10

Ann Schottenstein Deshe 1983 Discretionary Trust

Susan Schottenstein 1983 Discretionary Trust

The Ann S. Deshe Descendants Trust

The Susan S. Diamond Descendants Trust

Daniel Matthew Deshe 1987 Subchapter S Trust

Dara Lauren Deshe 1985 Subchapter S Trust

David Scott Deshe 1983 Subchapter S Trust

Elie Michael Deshe 1983 Subchapter S Trust

Susan Diamond 1987 Irrevocable Trust

Jillian Leigh Diamond 1987 Subchapter S Trust

The Daniel Matthew Deshe 1998 Irrevocable Trust

The Dara Lauren Deshe 1998 Irrevocable Trust

The David Scott Deshe 1998 Irrevocable Trust

The Elie Michael Deshe 1998 Irrevocable Trust

The Jacob Diamond 1998 Irrevocable Trust

Ann Schottenstein Deshe 1983 Subchapter S Trust

Susan Schottenstein 1983 Subchapter S Trust

Susan Schottenstein Diamond 1983 Revocable Trust

Jacob Diamond 2001 Trust

Joshua Diamond 2002 Irrevocable Trust

Jillian Diamond 2002 Irrevocable Trust

Jacob M. Diamond 2002 Irrevocable Insurance Trust

Susan S. Diamond 1985 Insurance Trust

Jon P. Diamond 1988 Revocable Trust

Declaration of Trust of Ann Schottenstein Deshe

Ann Schottenstein Deshe Power of Appointment Trust

Ann S. Deshe 1985 Insurance Trust

Declaration of Trust of Ari Deshe

EXHIBIT D

FAMILY TRUSTS

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #1

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #2

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #3

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #4

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #5

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #6

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #7

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #8

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #9

The Jerome Schottenstein 1984-2011 Grandchildren's Trust #10

The Saul Schottenstein 1984-2011 Trust #1

The Saul Schottenstein 1984-2011 Trust #2

The Saul Schottenstein 1984-2011 Trust #3

The Saul Schottenstein 1984-2011 Trust #4

The Saul Schottenstein 1984-2011 Trust #5

The Saul Schottenstein 1984-2011 Trust #6

The Saul Schottenstein 1984-2011 Trust #7

The Saul Schottenstein 1984-2011 Trust #8

The Saul Schottenstein 1984-2011 Trust #9

The Saul Schottenstein 1984-2011 Trust #10

Saul Schottenstein 2002 Trust No. 1

Saul Schottenstein 2002 Trust No. 2

Saul Schottenstein 2002 Trust No. 3

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #1

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #2

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #3

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #4

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #5

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #6

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #7

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #8

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #9

The Jerome Schottenstein 1990-2011 Grandchildren's Trust #10

Jerome Schottenstein 2003 Subchapter S Trust No. 1
Jerome Schottenstein 2003 Subchapter S Trust No. 2

Jerome Schottenstein 2003 Subchapter S Trust No. 3

Jerome Schottenstein Subchapter S Trust No. 4

Jerome Schottenstein Subchapter S Trust No. 5

Jerome Schottenstein Subchapter S Trust No. 6

Jerome Schottenstein Subchapter S Trust No. 7

Jerome Schottenstein Subchapter S Trust No. 8

Jerome Schottenstein Subchapter S Trust No. 9

Jerome Schottenstein Subchapter S Trust No. 10

Ann Schottenstein Deshe 1983 Discretionary Trust

Jay L. Schottenstein 1983 Discretionary Trust

Susan Schottenstein 1983 Discretionary Trust

The Ann S. Deshe Descendants Trust

The Jay L. Schottenstein Descendants Trust - 2009

The Susan S. Diamond Descendants Trust

Daniel Matthew Deshe 1987 Subchapter S Trust

Dara Lauren Deshe 1985 Subchapter S Trust

David Scott Deshe 1983 Subchapter S Trust

Elie Michael Deshe 1983 Subchapter S Trust

Susan Diamond 1987 Irrevocable Trust

Jillian Leigh Diamond 1987 Subchapter S Trust
Jay Schottenstein 2009 Subchapter S Trust No. 1

Jay Schottenstein 2009 Subchapter S Trust No. 2

Jay Schottenstein 2009 Subchapter S Trust No. 3

The Daniel Matthew Deshe 1998 Irrevocable Trust

The Dara Lauren Deshe 1998 Irrevocable Trust

The David Scott Deshe 1998 Irrevocable Trust

The Elie Michael Deshe 1998 Irrevocable Trust

The Jacob Diamond 1998 Irrevocable Trust

Ann Schottenstein Deshe 1983 Subchapter S Trust

Jay L. Schottenstein 1983 Subchapter S Trust

Susan Schottenstein 1983 Subchapter S Trust

Susan Schottenstein Diamond 1983 Revocable Trust

Jacob Diamond 2001 Trust

Joshua Diamond 2002 Irrevocable Trust

Jillian Diamond 2002 Irrevocable Trust

Jacob M. Diamond 2002 Irrevocable Insurance Trust

Susan S. Diamond 1985 Insurance Trust

Jon P. Diamond 1988 Revocable Trust

Declaration of Trust of Ann Schottenstein Deshe

Ann Schottenstein Deshe Power of Appointment Trust

Ann S. Deshe 1985 Insurance Trust

Declaration of Trust of Ari Deshe

Jay L. Schottenstein 1981 Insurance Trust

Jay L. Schottenstein 1983 Irrevocable Trust

Jay L. Schottenstein 1983 Insurance Trust

The Jay Schottenstein Revocable Trust - 2009

Jean R. Schottenstein 1983 Support Trust